UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2017

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta, Canada	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11330 Clay Road Suite 350 Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)

713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  001-34090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Approval of Tesco Corporation 2017 Long-Term Incentive Plan

On May 16, 2017, the Shareholders approved the Company's 2017 Long-Term Incentive Plan (the "Plan"), a copy of which is attached as Exhibit 10.1 and is incorporated into this Item 5.02 by reference. A description of the Plan is set forth in the Company's definitive proxy statement on Schedule 14A for the annual meeting that was filed with the Securities and Exchange Commission on March 27, 2017 (the "Proxy Statement") in the section titled "Proposal Five - Approval of the Tesco Corporation 2017 Long-Term Incentive Plan," which description is incorporated in its entirety in this Item 5.02 by reference. The description is qualified in its entirety by reference to the Plan attached hereto as Exhibit 10.1.

Changes in Executive Compensation

As previously disclosed, the Compensation Committee (the "Committee") of the Board of Directors of Tesco Corporation (the "Company"), at the request of Company management, approved reductions in the base annual salaries of certain officers of the Company in 2015, including certain of the officers who were identified as named executive officers in the Company's 2017 proxy statement (the "Reductions"). The Reductions were made in conjunction with base salary reductions across the organization.

On April 4, 2017, Company management increased by three percent (3%) the base salaries of USA and Canada employees impacted by the successive compensation reductions in 2015. On April 28, 2017, the Committee approved a corresponding three percent (3%) increase in the base annual salaries of the following named executive officers listed in the Company's 2017 proxy statement. This increase was approved effective April 4, 2017. The independent members of the Board of Directors subsequently approved the increase to Mr. Assing.

Named Executive Officer	Title	Reduced Annual Base Salary	New 2017 Annual Base Salary	Percentage Change
Fernando R. Assing	President and Chief Executive Officer	$463,125	$477,019	3%
Christopher L. Boone	Senior Vice President and Chief Operating Officer	$324,188	$333,914	3%
Thomas B Sloan Jr.	Vice President, Corporate Controller, and Principal Accounting Officer	$194,513	$200,348	3%
Michael J. Niedermaier	Vice President, Eastern Hemisphere	$204,750	$210,893	3%

Item 5.07    Submission of Matters to a Vote of Security Holders

The Company held its Annual General Meeting of Shareholders (the “Meeting") on May 16, 2017 in accordance with the Notice of Meeting. Set forth below are the matters acted upon by the Company's shareholders (the “Shareholders") at the Meeting and the final voting results of each proposal.

Proposal One    Election of Directors.

The Shareholders voted to elect seven (7) Director Nominees to hold office until the next annual general meeting or until their successors have been qualified and duly elected or appointed. The voting results were as follows:

Director Nominee	For	Withheld/Abstain	Broker Non Votes
Fernando R. Assing	41,704,667	1,510,258	1,428,083
John P. Dielwart	41,764,628	1,450,297	1,428,083
R. Vance Milligan Q.C., ICD.D	41,661,343	1,553,582	1,428,083
Douglas R. Ramsay	41,798,730	1,416,195	1,428,083
Rose M. Robeson	41,796,775	1,418,150	1,428,083
Elijio V. Serrano	41,793,874	1,421,051	1,428,083
Michael W. Sutherlin	41,566,501	1,648,424	1,428,083

Proposal Two    Appointment of the Independent Auditors.

The Shareholders voted to appoint Ernst & Young LLP, as TESCO's independent registered public accounting firm to hold office until the close of the next annual general meeting. The voting results were as follows:

For	Against	Withheld/Abstain	Broker Non Votes
43,307,290	1,289,372	46,346	—

Proposal Three    Approval of 2016 Named Executive Officer Compensation.

The overall compensation of the Company’s named executive officers was approved by the Shareholders on an advisory basis. The voting results were as follows:

For	Against	Withheld/Abstain	Broker Non Votes
41,212,527	1,992,790	9,608	1,428,083

Proposal Four    Determination of the Frequency of the Shareholder Vote on Executive Compensation.

On the advisory vote for the frequency of the advisory vote on the compensation of the Company's named executive officers (the "Frequency Vote"), the Shareholders voted for a Frequency Vote on an Annual Basis. The voting results were as follows:

One Year	Two Years	Three Years	Abstain
33,816,763	11,553	6,943,436	2,443,173

Proposal Five    Approval of the Tesco Corporation 2017 Long-Term Incentive Plan.

The Company's Long Term Incentive Plan was approved by the Shareholders. The voting results were as follows:

For	Against	Abstain	Broker Non Votes
40,665,525	2,537,043	12,357	1,428,083

Item 9.01    Financial Statements and Exhibits

Exhibit
10.1        Tesco Corporation 2017 Long-Term Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: May 22, 2017	By:	/s/ Christopher L. Boone
Christopher L. Boone Sr. Vice President and Chief Financial Officer